FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                             CINERGY SERVICES, INC.





                             AS OF DECEMBER 31, 1996



                                   (Unaudited)



                                Pages 1 through 5

                             CINERGY SERVICES, INC.
                          PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                  Pro Forma
                                                                            Actual               Adjustments               Pro Forma
                                                                                               (in thousands)
OPERATING REVENUES .........................................              $ 615,348               $    --                 $ 615,348

OPERATING EXPENSES
Other operation ............................................                603,158                    --                   603,158
Depreciation ...............................................                    157                    --                       157
Taxes other than income taxes ..............................                 11,158                    --                    11,158
                                                                          ---------               ---------               ---------
                                                                            614,473                    --                   614,473

OPERATING INCOME ...........................................                    875                    --                       875

OTHER INCOME AND EXPENSES - NET
Other - net ................................................                    (93)                   --                       (93)
                                                                          ---------               ---------               ---------
                                                                                (93)                   --                       (93)

INCOME BEFORE INTEREST .....................................                    782                    --                       782

INTEREST
Other interest .............................................                    569                    --                       569
                                                                          ---------               ---------               ---------
                                                                                569                    --                       569

NET INCOME .................................................              $     213               $    --                 $     213

Note:
 Cinergy Services has no pro forma journal entries relating to this proposed transaction.

                             CINERGY SERVICES, INC.
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                      Pro Forma
                                                                                  Actual             Adjustments           Pro Forma
                                                                                                (dollars in thousands)
CURRENT ASSETS
Cash and temporary cash investments ..............................               $ 7,009               $  --                 $ 7,009
Accounts receivable ..............................................                   477                  --                     477
Accounts receivable from affiliated
companies ........................................................                14,357                  --                  14,357
                                                                                 -------               -------               -------
                                                                                  21,843                  --                  21,843

OTHER ASSETS
Other ............................................................                 6,949                  --                   6,949
                                                                                 -------               -------               -------
                                                                                   6,949                  --                   6,949

                                                                                 $28,792               $  --                 $28,792

Note:
 Cinergy Services has no pro forma journal entries relating to this proposed transaction.

                             CINERGY SERVICES, INC.
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                    Pro Forma
                                                                             Actual                Adjustments            Pro Forma
                                                                                                (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $.05 par value;
Authorized shares - 50
Outstanding shares - 50 Actual ...............................               $   --                  $  --                 $   --
Retained earnings ............................................                   --                     --                     --
                                                                             --------                -------               --------
Total common stock equity ....................................                   --                     --                     --

CURRENT LIABILITIES
Notes payable to affiliated
companies ....................................................                 18,489                   --                   18,489
Accounts payable .............................................                 10,963                   --                   10,963
Accounts payable to affiliated
companies ....................................................                  1,840                   --                    1,840
Accrued taxes ................................................                 (2,567)                  --                   (2,567)
                                                                             --------                -------               --------
                                                                               28,725                   --                   28,725

OTHER LIABILITIES
Deferred income taxes ........................................                     67                   --                       67
                                                                             --------                -------               --------
                                                                                   67                   --                       67

                                                                             $ 28,792                $  --                 $ 28,792

Note:
 Cinergy Services has no pro forma journal entries relating to this proposed transaction.

                             CINERGY SERVICES, INC.
               PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                    Pro Forma
                                                                               Actual              Adjustments             Pro Forma
                                                                                                  (dollars in thousands)

BALANCE DECEMBER 31, 1995 ....................................                  $(213)                  $--                   $(213)

Net income ...................................................                    213                    --                     213
                                                                                -----                   ----                  -----

BALANCE DECEMBER 31, 1996 ....................................                  $--                     $--                   $--

Note:
 Cinergy Services has no pro forma journal entries relating to this proposed transaction.